EXHIBIT 10.2

Loan Agreement

Party A: Guangfa Bank Co., Ltd. Shantou Branch
Party B: Shantou Big Tree Toys Co., Ltd.

Term 1. Loan:
1.	Loan Amount: RMB 950,000,
2.	Loan Period: From April 14, 2014 to April 11, 2015.

Term 2. Usage
Purchase Toy Products

Term 3. Interest Rate:
1.	Interest rate: 110% of the benchmark interest rate
2.	Interest Settlement: Interest is paid quarterly at the 21th of the due month.
3.	If borrower doesn’t pay back the principal according to the deadline of agreement, the interest rate of default interest is 150% of the original interest rate from the overdue date.
4.	If borrower doesn’t use the loan according to the agreement, the interest rate of default interest is 200% the original interest rate from the date of breach.

Term 4. Conditions
Party B shall provide all related documents required by Party A before withdrawing the credit.

Term 5.  The loan term started at April 14, 2014.

Term 6.  Loan management
1.
Party A has rights to know the production operation, financial activities, inventories, usage of loan of the borrower, and required borrower to provide files and information such as financial statements on time.

2.	If some other behaviors that may affect the safety of loans, lender has rights to stop providing loans or takes back loans ahead of time.

Term 7. Repayment
According to the agreement, Party B shall repay the principal amount and accrued interest at the due date.

Term 8. Party B shall open an account at Party A’s Bank, the account will be used to repay and withdraw the fund.

Term 9. Guarantee
Party A will enter guarantee or pledge agreement with the guarantor if it is required by the loan application.
1.	If the amount isn’t enough to clear off the amounts payable of this agreement, lender can use this amount to repay principal, interest, default interest, compound interest and other expenses.
2.	If borrower doesn’t fulfill the duty of repayment, lender can disclose the breach of contract of borrower to public.
3.	Give loan to borrower according to the agreement on schedule and in full amount.

Term 10. The rights and obligations of Party B
1.	Have rights to get and use loan according to the agreement.
2.	Use the basic bank account of the lender to settle up the repayment.
3.	If the agreement involves foreign exchange, the borrower must get the approval and registration according to the provisions.
4.
Pay back the principal and amount on time. If borrower needs extension, borrower must send written application to borrower before the fifteen day of the due date of this agreement. After the approval of borrower, both sides sign the loan extension agreement.

5.	Use the loan according to the agreement, no tie up of appropriation of loan.
6.	Provide real, complete and valid financial statements or other information to borrower monthly, and cooperate with lender to survey its production operation, financial activities and usage of loans.

7.
If borrower carries out merge, bankrupt or some other behaviors which may cause the change of credit and debt relationship, borrower must notify lender in advance in written. The borrower is not allowed to carry out above-mentioned behavior until the approval of lender and the settle down of debt.

8.
If other circumstances (such as stop production, go out of business) which will have harmful influence on the repayment duty occurs, borrower must notify lender in writing, and implement the procedure to maintain the creditor’s rights.

9.
If borrower provides guarantee for others and pledge its main properties to others, when this behavior may have effect on the capability of repayment under this agreement, the borrower must notify lender in advance in writing and get the approval of borrower.

10.	Borrower and its investors are not allowed to draw out capital illegally, transfer assets or stocks to escape from debt.
11.	If borrower has changes on name, location, business range, etc, borrower must notify lender in writing in time.
12.	If guarantor of this agreement lost the guarantee capability, or the value of guaranty decreases, borrower must provide lender with other guarantee measures upon approval of lender.
13.	Borrower must pay for the lawyer services under this agreement, such as insurance, freight, evaluation, registration expenses.

Term 11. Not Applicable

Term 12. Responsibility of breach of contract
1.
If lender doesn’t offer loans according to the agreement and causes the loss of borrower, lender must pay penalty to borrower according to the amount and extension date. The calculation of penalty is the same as the interest calculation of overdue.

2.	For the outstanding interest, lender collects compound interest according to the provision of Party A
3.	If borrower breaches the duty of this agreement, lender has rights to require borrower to correct behaviors, stop providing loans, take back provided loans in advance.
4.	If the guarantor breaches the agreement, lender has rights to stop providing loans or take back provided loans in advance.
5.	If lender file lawsuit to protect creditor’s right due to the breach of contract of borrower, borrower must pay for the expenses of lawsuit, travel expenses and other expenses.

Term 13. Effectiveness, termination and amendment

Term 14. Notary

Term 15. Govern Laws
This agreement shall be governed by P.R.C laws, and if there is any non-negotiable dispute between the two parties, the dispute shall be filed to local court.

Term 16. Special Notification

Term 17. Appendix

Party A: Guangfa Bank Co., Ltd. Shantou Branch
Legal Representative Signature: Seal
Party B: Shantou Big Tree Toys Co., LTd
Seal
Legal Representative Signature: /s/ Xinna Cai
April 14, 2014